Exhibit 21



               Subsidiaries of the Company as of December 31, 2007
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Centerline Holding Company, a Delaware statutory trust

Centerline Holding Trust, a Delaware statutory trust

Centerline Capital Group Inc., a Delaware corporation

Centerline/AC Investors LLC, a Delaware limited liability company

                    Subsidiaries of Centerline Holding Trust
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Centerline Equity Issuer Trust, a Delaware statutory trust

                  Subsidiary of Centerline Equity Issuer Trust
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Centerline Origination Trust I, a Delaware statutory trust

                  Subsidiaries of Centerline Capital Group Inc.
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Centerline Capital Company LLC, a Delaware limited liability company

Centerline Servicing Inc., a Delaware corporation

                  Subsidiary of Centerline Capital Company LLC
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Centerline Affordable Housing Advisors LLC, a Delaware limited liability company

            Subsidiary of Centerline Affordable Housing Advisors LLC
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Centerline Manager LLC, a Delaware limited liability company

                    Subsidiary of Centerline/AC Investors LLC
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Centerline Investors I LLC, a Delaware limited liability company

                    Subsidiary of Centerline Investors I LLC
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Centerline REIT, Inc., a Delaware corporation